EXHIBIT 10.2
EXECUTION VERSION

U.S. SECURITY AGREEMENT
by and among
ESTABLISHMENT LABS HOLDINGS INC.,
a BVI business company
(the “Borrower”)
the Borrower’s Subsidiaries named in the signature pages hereto or having acceded hereto pursuant to Section 24
(each a “Subsidiary Guarantor”
and, together with the Borrower, each a “Grantor”
and, collectively, the “Grantors”)
and
OAKTREE FUND ADMINISTRATION, LLC,
as Administrative Agent for the Lenders referred to below
(in such capacity, together with its successors and assigns, the “Administrative Agent”)

Dated as of April 26, 2022

TABLE OF CONTENTS

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Agreement”), dated as of April 26, 2022, is made by and among Establishment Labs Holdings Inc., a BVI business company with limited liability incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Borrower’s Subsidiaries named in the signature pages hereto or having acceded hereto pursuant to Section 24 (each a “Subsidiary Guarantor” and, together with the Borrower, each a “Grantor” and, collectively, the “Grantors”), and Oaktree Fund Administration, LLC, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns, the “Administrative Agent”).
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement and Guaranty, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in order to guarantee the indebtedness and other obligations of the Borrower under the Credit Agreement, each Subsidiary Guarantor has executed the Credit Agreement, or will execute and deliver on the date such Subsidiary Guarantor accedes hereto, a Guarantee Assumption Agreement (as defined in the Credit Agreement); and
WHEREAS, it is a condition precedent to the Borrowing under the Credit Agreement that the Grantors enter into this Agreement and grant to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the obligations of the Borrower and the Subsidiary Guarantors described below.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1Definitions; Interpretation.
(a)Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Acceding Grantor” has the meaning set forth in Section 24.
“Accession Agreement” has the meaning set forth in Section 24.
“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind;

(vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.
“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.
“Collateral” has the meaning set forth in Section 2.
“Copyright Security Agreement” means a copyright security agreement substantially in the form of Exhibit C.
“Excluded Asset” means:
(i)any leases, licenses, permits, letters of credit, bonds, guarantees, chattel paper, contracts, rights, instrument, document or other agreements or purchase money arrangements contained within the Collateral to which any Grantor is a party or any of its rights or interests are subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent and solely to the extent that the grant of such security interest shall (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein, or (2) create a situation under which such Grantor shall be deemed to have breached or terminated pursuant to the terms of, or defaulted under, or a termination right shall arise under any such Collateral; and in each case under clauses (1) and (2) above, such abandonment, invalidation, unenforceability, breach, termination or default (x) would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC (or any successor provision or provisions) or any relevant jurisdiction or any applicable Law or principles or equity or (y) is waivable by any Grantor or Subsidiary thereof, or (3) violate any material provisions of Law applicable to such Grantor or such lease, license, permit, letter of credit, bonds, guarantee, chattel paper, contract, right, instrument, document or other agreement or purchase money arrangement (solely with respect to purchase money arrangements, permitted pursuant to Section 9.01(i) of the Credit Agreement) (so long as such term was not incurred or entered into in contemplation of this Agreement); provided, however, that the Excluded Assets shall not include, and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default, termination right or violation shall be remedied and to the extent severable, shall attach immediately to, any portion of such lease, license, permit, letter of credit, bond, guarantee, chattel paper, contract, right, instrument, document or other agreement that does not result in any of the consequences specified in (1) or (2) above;
(ii)assets to the extent (and only to the extent) and for so long as the grant of a security interest by any Grantor in such assets hereunder would violate any provision of Law applicable to such Grantor or such assets, after giving effect to any applicable anti-assignment provision of the NY UCC or other applicable Law or principles or equity and other than proceeds thereof to the extent that the assignment of the same is effective under the NY UCC or other applicable Law notwithstanding such restriction;
(iii)any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that, and only for so long as, the grant of such security interest therein would impair the validity or enforceability of, render void or voidable, or result in the cancellation or voiding of, such “intent-to-use” trademark or service mark application under federal Law;
(iv)any particular assets if the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained by the Secured Parties under the Loan Documents as mutually agreed by the Borrower and the Administrative Agent;
(v)motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement;
(vi)equity interests of joint ventures permitted by the Credit Agreement to the extent and for so long as the pledge of such equity interests is prohibited by such Person’s organizational or joint venture documents or any contractual obligation of such Person, to the extent such contractual obligation is permitted under the Loan Documents;
(vii)any property subject to a Permitted Lien pursuant to Section 9.02(c), (e), (q), (r), or (s) of the Credit Agreement; and
(viii)Excluded Accounts;
provided that the Proceeds of any Excluded Assets shall not constitute Excluded Assets and shall be subject to the Security Interest unless such Proceeds would otherwise constitute Excluded Assets.
“Grantors” has the meaning set forth in the preamble to this Agreement.
“Intellectual Property Collateral” means the following Intellectual Property rights and related assets owned or otherwise controlled by any Grantor or in which any Grantor otherwise has any right, title or interest, now existing or hereafter acquired or arising:
(i)    all Patents, domestic or foreign, including the Patents set forth in Schedule 2, and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;
(ii)    all Copyrights, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights and works of authorship, including the Copyrights set forth in Schedule 2, all computer programs, software, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any Copyrights, and any and all rights of renewal and extension of such Copyrights;
(iii)    all state (including common law), federal and foreign Trademarks, internet websites, and internet domain names and associated URL addresses, including the Trademarks set forth in Schedule 2, whether registered or unregistered and wherever registered, and all reissues, extensions and renewals thereof;
(iv)    all Licenses relating to any of the foregoing clauses (i), (ii), or (iii), including those set forth in Schedule 2, all income and royalties with respect to any such Licenses, and all rights arising therefrom and pertaining thereto;

(v)    all Technical Information, including data (including business data and technical data), databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, and all other know-how, trade secrets, proprietary or confidential information, information of a scientific, technical, or business nature in any form or medium, Invention disclosures, documented research, developmental, demonstration or engineering work, and all other technical data and information;
(vi)    the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets (including any goodwill connected with and symbolized by all Trademarks);
(vii)    all other proprietary rights, all other Intellectual Property or other similar property and all other intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and
(viii)    all rights to sue for past, present or future infringement, misappropriation, violation or other unauthorized use thereof, and all rights arising or pertaining to any of the foregoing.
“Intellectual Property Security Agreement” means each Copyright Security Agreement, each Trademark Security Agreement, each Patent Security Agreement or any amendment thereto, prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.
“License” shall mean any written Contract pursuant to which any Grantor grants or receives any license, sublicense, release, covenant not to assert or other right or immunity with respect to any Intellectual Property, including those listed on Schedule 2.
“NY UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.
“Patent Security Agreement” means a patent security agreement substantially in the form of Exhibit E.
“Perfection Certificate” means the Perfection Certificate dated the Closing Date delivered to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Pledge Supplement” has the meaning specified in Section 3(i).
“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct Subsidiaries of any Grantor, whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such

Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments and Pledged Debt Securities; (vii) securities, property, interest, dividends and other payments and distributions from time to time received, receivable or otherwise distributed in respect of, or issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents; and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor, in each case, to the extent not constituting an Excluded Asset.
“Pledged Collateral Agreements” has the meaning specified in Section 5(p)(i).
“Pledged Debt Securities” means (i) any and all the debt securities and promissory notes and other instruments evidencing Indebtedness for borrowed money with a principal amount in excess of $500,000 individually or $1,000,000 in the aggregate, held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule 1) and not an Excluded Asset and (ii) any debt securities or promissory notes or other instruments evidencing Indebtedness for borrowed money in the future issued to such Grantor and not an Excluded Asset.
“Pledged Shares” means all of the issued and outstanding shares of Equity Interests, whether certificated or uncertificated, of the Borrower’s direct or indirect Subsidiaries, now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time), in each case, to the extent not constituting an Excluded Asset.
“Proceeds Account” has the meaning set forth in Section 10(c).
“Quarterly Reporting Date” means each date on which a Compliance Certificate is required to be delivered pursuant to Section 8.01(c) of the Credit Agreement.
“Register of Charges” means the register of charges of the Borrower maintained by the Borrower in accordance with Section 162 of the BVI Act.
“Registered” means, with respect to the Intellectual Property Collateral, registered with, issued by, renewed by, or the subject of a pending application before, any applicable Governmental Authority, including the United Stated Patent and Trademark Office or the United States Copyright Office, as applicable.
“Registrar of Corporate Affairs” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under Section 229 of the BVI Act.
“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all Obligations other than inchoate indemnification and expense reimbursement obligations for which no claim has been made.
“Trademark Security Agreement” means a trademark security agreement substantially in the form of Exhibit D.
(c)Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein or in the Credit Agreement, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in (and ascribed thereto in) Article 9 shall govern.
(d)Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.
Section 2Security Interest.
(a)Grant of Security Interest. As security for the payment or performance, as the case may be, in full in cash of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest (the “Security Interest”) in and lien on all of such Grantor’s right, title and interest in, to and under all of such Grantor’s personal property, wherever located and whether now existing or owned or hereafter acquired by such Grantor, or in which such Grantor now has or at any time in the future may acquire, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims specified in Schedule 1 or notified to the Administrative Agent pursuant to Section 5(o); (iv) all Deposit Accounts, Securities Accounts and Commodity Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral; (xiv) all money; (xv) all Pledged Collateral; (xvi) all Books pertaining to the foregoing; and (xvii) all products, proceeds and Supporting Obligations of any and all of the foregoing.
Notwithstanding the foregoing or anything herein to the contrary, (x) in no event shall the “Collateral” include or the Security Interest attach to any Excluded Asset and (y) the representations and covenants set forth herein regarding the assets of the Grantors shall not apply to any such Excluded Asset.
For the avoidance of doubt, the obligations under this Agreement of a Grantor incorporated and existing under the laws of Belgium will at all times be limited as set out in Section 13.12 (Limitations Applicable to Belgian Obligors) of the Credit Agreement.
(b)Grantors Remain Liable. The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral and (iii) neither the Administrative Agent nor any other

Secured Party shall have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral.
(c)Continuing Security Interest; Ratable Benefit. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 25, and such security has been granted to the Administrative Agent for itself and on behalf of and for the ratable benefit of the Secured Parties.
Section 3Perfection and Priority.
(a)Financing Statements, Etc. Each Grantor hereby authorizes the Administrative Agent to file, at any time and from time to time in any relevant jurisdiction in the United States (including any jurisdiction within or of the United States) or the world, any financing statements (or similar filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon its reasonable request (and in any case within five (5) Business Days of such reasonable request or such longer period as the Administrative Agent may agree in its sole discretion). The Administrative Agent is further authorized to file (x) with the United States Patent and Trademark Office, United States Copyright Office (or any successor office) or other applicable Governmental Authority in any jurisdiction such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party and (y) if any of the Collateral is pledged or shall be pledged under a non-U.S. law Security Document, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor in accordance with the terms and procedures contained therein or as required pursuant to applicable Law. Each Grantor shall execute and deliver to the Administrative Agent, and each Grantor hereby authorizes the Administrative Agent to file, at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent or the Majority Lenders may reasonably request, to perfect and continue perfected, to maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral, to confirm, continue, enforce or protect the Security Interest granted by such Grantor and to otherwise accomplish the purposes of this Agreement, in each case, to the extent required by the terms of this Agreement. Without limiting the generality of the foregoing, each Grantor shall from time to time take the actions specified in subsections (b) through (j) below.
(b)Delivery of Pledged Collateral. Subject to Section 8.17(e) of the Credit Agreement, each Grantor hereby agrees to deliver promptly (and in any case, no later than the next Quarterly Reporting Date following its acquisition thereof or such longer period as the Administrative Agent may agree) to the Administrative Agent, the certificates and instruments representing any Pledged Collateral issued by any Subsidiary or by any other Person with a value in excess of $500,000 (other than Instruments subject to subsection (c) below), which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to the Administrative Agent. If any Grantor shall become entitled to receive or shall receive any certificates or instruments representing Pledged Collateral with a value in excess of $500,000 (other than Instruments subject to subsection (c) below) after the date hereof, such Grantor shall accept the foregoing as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Grantor, and shall promptly (and in any case, no later than the next Quarterly Reporting Date following its acquisition thereof or such longer period as the Administrative Agent may agree in its sole discretion) deliver the same forthwith to or for the account of the Administrative Agent, at the address designated by the Administrative Agent and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Administrative Agent.
Notwithstanding the foregoing, if any Pledged Collateral is pledged or shall be pledged under a non-U.S. law Security Document, each Grantor shall deliver such Pledged Collateral in accordance with the terms and procedures contained therein.
(c)Instrument Collateral. Anything herein to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the Ordinary Course any Instruments, and any notes evidencing intercompany balances, in each case received by such Grantor in the Ordinary Course, and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments pledged by such Grantor available to the payor of any such Instrument for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable Law to continue to have perfected the Administrative Agent’s security interest in such Instruments, against trust receipt or like document).
(d)Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the NY UCC. To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 3(b).
(e)Intellectual Property Collateral.  Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent may reasonably request, and record such Intellectual Property Security Agreements with the United States Copyright Office, the United States Patent and Trademark Office or any other applicable Governmental Authority in any jurisdiction, as applicable, and take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in the Intellectual Property Collateral.
(i)Following the creation, development or acquisition of any new Intellectual Property Collateral by any Grantor after the date hereof which is or becomes

Registered, such Grantor shall (A) include details of such Registered Intellectual Property Collateral on the next Compliance Certificate provided under Section 8.01 of the Credit Agreement, (B) modify this Agreement by attaching to such Compliance Certificate an amended Schedule 2 to include any such Registered Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof, (C) record (at such Grantor’s sole expense) such Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office or any other applicable Governmental Authority in any jurisdiction, as applicable, and (D) take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Registered Intellectual Property Collateral.
(ii)Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 2 to identify specifically any Intellectual Property or License that, in the Administrative Agent’s reasonable judgment, constitutes Intellectual Property Collateral; provided that any Grantor shall have the right, exercisable within ten (10) days after it has been notified by the Administrative Agent of such Intellectual Property Collateral, to advise the Administrative Agent in writing, stating in reasonable detail, that such Intellectual Property or License does not constitute Intellectual Property Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within thirty (30) days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.
(f)Documents, Etc. Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment, in each case, representing amounts in excess of $1,000,000 individually or $5,000,000 in the aggregate at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3 and other than Instruments subject to Section 3(c).
(g)Bailees. Any Person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Administrative Agent. At any time and from time to time, upon the consent of the applicable Grantor (not to be unreasonably withheld), the Administrative Agent may give notice to any such Person holding all or any portion of the Collateral in excess of $1,000,000 that such Person is holding the Collateral as the agent and bailee of, and as the pledge holder for, the Administrative Agent and obtain such Person’s written acknowledgement thereof. In connection with the immediately preceding sentence and subject to such Grantor’s consent as provided therein, each Grantor will, upon the reasonable request of the Administrative Agent, join with the Administrative Agent in notifying any Person who has possession of any Collateral in excess of $1,000,000 of the Administrative Agent’s security interest therein and exercise commercially reasonable efforts to obtain an acknowledgement from such Person that it is holding the Collateral for the benefit of the Administrative Agent.
(h)Control. Subject to Section 8.17(a) of the Credit Agreement, each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the NY UCC) of Collateral consisting of any Deposit Accounts, Securities Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, including delivery of control agreements with respect to Controlled Accounts, but excluding any Excluded Accounts, any Securities Accounts with value of less than $1,000,000 in the aggregate with all Securities Accounts, and any Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights with value of less than $1,000,000, as the Administrative Agent may reasonably request or deem desirable, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.
(i)Additional Subsidiaries. In the event that any Grantor acquires rights in any Subsidiary after the date hereof and such Subsidiary is required to become a Subsidiary Guarantor under Section 8.11(a) of the Credit Agreement, such applicable Grantor shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Exhibit B (the “Pledge Supplement”), together with all schedules thereto, reflecting such new Subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral (other than Excluded Assets) related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.
(j)Further Assurances. Each Grantor agrees that, at its own expense, it will promptly execute, acknowledge, deliver and cause to be filed all further instruments and documents and take all other actions as the Administrative Agent may from time to time reasonably request in order to assure, obtain, perfect, preserve and protect any security interest granted or purported to be granted under this Agreement, in each case, to the extent required by the other provisions of this Agreement, or enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the payment of any fees and Other Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. In respect of the Borrower, immediately after execution of this Agreement (but in any event within five (5) Business Days of the date of this Agreement):
(i)create and maintain a Register of Charges for the Borrower to the extent this has not already been done in accordance with Section 162 of the BVI Act;
(ii)enter particulars as required by the BVI Act of the security interests created pursuant to this Agreement in the Register of Charges and immediately after entry of such particulars has been made, provide the Administrative Agent with a certified true copy of the updated Register of Charges; and
(iii)effect registration, or assist the Administrative Agent in effecting registration, of this Agreement with the Registrar of Corporate Affairs pursuant to Section 163 of the BVI Act by making the required filing, or assisting the Administrative Agent in making the required filing, in the approved form with the Registrar of Corporate Affairs and, if requested by the Administrative Agent, provide confirmation in writing to the Administrative Agent that such filing has been made and a Certificate of Registration issued by the Registrar of Corporate Affairs with respect to such filing.
(k)Taxes. At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so to the extent required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
Section 4Representations and Warranties. Each Grantor represents and warrants to each Secured Party as of the date of this Agreement that:
(a)Location of Chief Executive Office and Collateral. Such Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) where such Grantor conducts business (indicating whether such locations are leased or owned by such Grantor) or where Collateral is kept are set forth in the Schedule 1 (other than (A) Equipment or Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors or other third parties, in each case in the Ordinary Course, (B) Collateral which is out for repair or processing, (C) Equipment that is mobile in nature, including vehicles and portable computing equipment and (D) locations having Collateral, in each case, with a fair market value of less than $1,000,000 per location and $5,000,000 in the aggregate for all locations).
(b)Locations of Books. All Books pertaining to the Rights to Payment of such Grantor are kept at such Grantor’s chief executive office, principal place of business or place where such Grantor conducts business, such other location provided in Schedule 1, or such other location as such Grantor may notify the Administrative Agent pursuant to Section 5(d).
(c)Jurisdiction of Organization and Names. Except as permitted pursuant to Section 5(f), such Grantor’s jurisdiction of organization or incorporation is set forth in Schedule 1; and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement. Except as permitted pursuant to Section 5(f), all trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the past five (5) years: (i) been known as or used any other corporate, trade or fictitious name or (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.
(d)Collateral. Such Grantor has rights in or the power to transfer the Collateral, and such Grantor has legal title to the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will have good and valid title therein), free from any Lien other than Permitted Liens.
(e)Intellectual Property Collateral. As of the date of this Agreement, Schedule 2 includes (i) all Registered Intellectual Property Collateral that are not Excluded Assets and that are owned or otherwise controlled by any Grantor, and (ii) all Licenses (including all Copyright Licenses, Patent Licenses and Trademark Licenses).
(f)Enforceability; Priority of Security Interest. (i) This Agreement creates a valid security interest in the Collateral which is enforceable against the Collateral in which such Grantor now has rights and will create a valid security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) upon the completion of the filings described in Section 4(g) and delivery of certificates, instruments and other writing representing Pledged Collateral (if any) and performance of other actions described in Section 3 (collectively, the “Perfection Actions”), the Administrative Agent will have a perfected security interest in the Collateral in which such Grantor now has rights, and will have a perfected security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, to the extent such Collateral can be perfected by the completion of such Perfection Actions, in each case, for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties, subject to Permitted Liens and securing the payment and performance of the Secured Obligations; provided that no representation is made hereunder as to creation, perfection or priority of any security interest that is governed by the laws of any jurisdiction outside the United States, other than the creation, perfection or priority of any security interest governed by the laws of BVI.
(g)Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements attached as Schedule 4 have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in the Perfection Certificate (including the United States and Delaware), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks, Copyrights that are, in each case, Registered, and exclusive Licenses in or to United States Registered Copyrights) that are necessary as of the Closing Date to perfect the Security Interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing a Uniform Commercial Code Financing Statement or such other filing form or similar document in respect of any other applicable jurisdiction. Each Grantor represents and warrants that upon filing and recording of the Intellectual Property Security Agreements executed in favor of and delivered to the Administrative Agent pursuant to Section 3(e), together with the consummation of the other actions set forth above in this clause (g), the Administrative Agent will have a perfected security interest in all Collateral consisting of United States Patents, Trademarks and Copyrights that are, in each case, Registered and exclusive Licenses in or to United States Registered Copyrights.
(h)Other Financing Statements. Other than (i) financing statements disclosed to the Administrative Agent, (ii) financing statements in favor of the Administrative Agent for itself and on behalf of and for the ratable benefit of the Secured Parties or (iii) financing statements in respect of Permitted Liens, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.
(i)Rights to Payment. In each case with respect to Rights of Payment in excess of $1,000,000 in the aggregate for all Grantors:
(i)To the knowledge of such Grantor, the Rights to Payment of such Grantor represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be, in each case in all material respects;

(ii)such Grantor has not assigned any of its rights under any of its Rights to Payment except as permitted in this Agreement or the other Loan Documents;
(iii)all such Rights to Payment of such Grantor comply in all material respects with all applicable Law concerning form, content and manner of preparation and execution;
(iv)to the knowledge of each Grantor, all account debtors and other obligors on such Rights to Payment of such Grantor are solvent and generally paying their debts as they come due; and
(v)no Grantor has knowledge of any fact or circumstance which would materially impair the validity or collectability of any of such Rights to Payment of such Grantor.
(j)Inventory. No Inventory of such Grantor is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except, in each case, (i) as set forth in Schedule 1, subject to Section 5(m), (ii) Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, or other third parties, in each case in the Ordinary Course and (iii) locations having Inventory with a fair market value of less than $1,000,000 per location and $5,000,000 in the aggregate for all locations.
(k)[Reserved].
(l)Instrument Collateral. (i) Such Grantor has not previously assigned any interest in any Instruments with a principal amount in excess of $1,000,000 individually or $5,000,000 in the aggregate held by such Grantor (other than such interests as will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise) (except as otherwise permitted under Section 5(h)), and (iii) to the knowledge of such Grantor, no material default exists under or in respect of such Instruments.
(m)Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. As of the Closing Date, Schedule 3 correctly sets forth (A) with respect to the Pledged Collateral, the percentage of the issued and outstanding shares of each class of Equity Interests of the issuer thereof and (B) includes all Equity Interests required to be pledged hereunder.  (i) To the extent issued by a Subsidiary of a Grantor, all of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and upon issuance of any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) with respect to the Pledged Collateral, such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) to the extent relating to a wholly-owned Subsidiary of a Grantor, the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute 100% of the issued and outstanding shares of capital stock of directly owned Subsidiaries of such Grantor, and no securities convertible into or exchangeable for any shares of capital stock of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been set forth in Schedule 3 or otherwise disclosed in writing to the Administrative Agent and the Lenders, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by such Grantor or, to the knowledge of such Grantor party thereto, the other parties thereto, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement. No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge of any Equity Interests (other than such as have been obtained and are in full force and effect).
(n)Control Agreements. No control agreements exist with respect to any Collateral held by such Grantor other than any control agreements in favor of the Administrative Agent.
(o)Letter-of-Credit Rights. Other than those for which notice is delivered pursuant to Section 5(o), such Grantor does not have any Letter-of-Credit Rights with an undrawn face amount in excess of $1,000,000 except as set forth in Schedule 1.
(p)Commercial Tort Claims. Other than those for which notice is delivered pursuant to Section 5(o), such Grantor does not have any Commercial Tort Claims the recovery from which would reasonably be expected to exceed $10,000,000 except as set forth in Schedule 1.
(q)Leases. Such Grantor is not and, except as permitted pursuant to Section 5(i), will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for (A) the usual and customary restrictions contained in such leases of real property or (B) leases for which the such Grantor has delivered a Landlord Consent substantially in the form attached to the Credit Agreement (or in such other form as the Administrative Agent may agree).
(r)Pledged Debt Securities. As of the Closing Date, Schedule 1 correctly sets forth a list of all Collateral constituting Pledged Debt Securities, the aggregate principal amount and maturity date of all Indebtedness represented by any Pledged Debt Securities and includes all debt securities, promissory notes and other Collateral constituting Pledged Debt Securities required to be pledged hereunder. The Collateral constituting Pledged Debt Securities are valid and binding obligations of the issuers thereof, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s)No Transfer Restrictions. Except for (i) restrictions and limitations imposed by the Loan Documents or securities Laws generally or (ii) otherwise expressly permitted hereunder or any other Loan Document, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.
Section 5Covenants.    So long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment, each Grantor agrees that:
(a)Defense of Collateral. Such Grantor will appear in and defend any action, suit or proceeding which may materially affect its title to, or right or interest in, or affect the Administrative Agent’s right or interest in, the Collateral, including any action, suit or proceeding with respect to any Liens on the Collateral (other than any Lien not prohibited by the Loan Documents).
(b)Preservation of Collateral. Such Grantor will do and perform all commercially reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral, except to the extent permitted by Section 5(n).
(c)Compliance with Laws, Etc. Such Grantor will comply, in all material respects, with all applicable Laws and all policies of insurance relating to the possession, operation, maintenance and control of the Collateral.
(d)Location of Books and Chief Executive Office. Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at such Grantor’s chief executive office, principal place of business, place where such Grantor conducts business or such other location provided in Schedule 1, and (ii) promptly notify the Administrative Agent of any changes in the location of such Grantor’s chief executive office or principal place of business.
(e)Location of Collateral. Such Grantor will: (i) keep the Collateral (to the extent such Collateral is tangible or a tangible embodiment of Collateral) held by such Grantor at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (ii) and will not remove any such Collateral from such locations (other than (A) in connection with sales of Inventory in the Ordinary Course, other dispositions permitted by Section 5 and movements of Collateral from one disclosed location to another disclosed location, (B) Equipment or Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, or other third parties, in each case in the Ordinary Course, (C) Collateral which is out for repair or processing, (D) Equipment that is mobile in nature, including vehicles and portable computing equipment and (E) locations having Collateral, in each case, with a fair market value of less than $1,000,000 per location and $5,000,000 in the aggregate for all locations); and (ii) give the Administrative Agent prompt notice of (but in any event, no later than the next Quarterly Reporting Date after) any change in the locations set forth in Schedule 1.
(f)Change in Name, Identity or Structure. Such Grantor will not effect or permit (i) any change in name, (ii) any change in its jurisdiction of organization or incorporation, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading unless within five (5) Business Days (or such longer period as the Administrative Agent may agree) of such change all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority (subject to Liens permitted under the Loan Documents) security interest in all the Collateral that can be perfected by making such filings under the Uniform Commercial Code; provided that such changes are otherwise permitted by the Loan Documents.
(g)Maintenance of Records. Such Grantor will keep, at its own cost and expense, separate, accurate and complete Books as is consistent with its practices as of the date hereof in all material respects with respect to the Collateral held by such Grantor.
(h)Disposition of Collateral. Such Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein, except to the extent permitted by the Loan Documents.
(i)Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Administrative Agent’s reasonable request and with the consent of the Grantor, such Grantor will use commercially reasonable efforts to obtain from each Person so reasonably requested by the Administrative Agent from whom such Grantor leases any premises having Collateral with an aggregate fair market value in excess of $5,000,000 or any substantial portion of a Grantor’s books and records or any of its material books and records, and from each other Person so reasonably requested by the Administrative Agent at whose premises any Collateral with an aggregate fair market value in excess of $5,000,000 or any substantial portion of a Grantor’s books and records or any of its material books and records is present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, Landlord Consent, Bailee Letter, consent and estoppel agreements as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent; provided that such Landlord Consent shall be in substantially the form attached to the Credit Agreement and such Bailee Letter shall be in substantially the form of Exhibit F hereto. For the avoidance of doubt, the failure to obtain such collateral access, subordination, Landlord Consent, Bailee Letter or consent and estoppel agreements after the use of commercially reasonable efforts shall not be a Default or an Event of Default.
(j)Rights to Payment. Such Grantor will:
(i)with such frequency as the Administrative Agent may reasonably require or as may be required under the Credit Agreement, furnish to the Administrative Agent full and complete reports, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Accounts;
(ii)if any Accounts of such Grantor in an aggregate amount in excess of $10,000,000 per fiscal year arise from Contracts with the United States or any department, agency or instrumentality thereof, promptly (but in any event, no later than the next Quarterly Reporting Date) notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent upon the occurrence and continuance of an Event of Default;
(iii)upon the occurrence and during the continuation of an Event of Default and upon the request of the Administrative Agent (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of such Grantor of the security interest hereunder, and (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and
(iv)upon the occurrence and during the continuation of an Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment of such Grantor as the Administrative Agent shall require.
(k)Instruments, Investment Property, Etc. Upon the reasonable request of the Administrative Agent, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it in New York, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper, in each case with respect to such Instruments, Documents or Chattel Paper in an amount in excess of $1,000,000 and certificated securities with respect to any Investment Property held by such Grantor, and all other Rights to Payment, in each case with respect to such Investment Property or other Rights to Payment, as applicable, in an amount in excess of $1,000,000 held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments other than Instruments subject to Section 3(c), (ii) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property in excess of $1,000,000 held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Administrative Agent from such securities intermediaries, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any such Investment Property, as reasonably requested by the Administrative Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Letter-of-Credit Rights in excess of $1,000,000 held by such Grantor, as the Administrative Agent shall reasonably specify.
(l)Deposit Accounts and Securities Accounts. Subject to Section 8.17(a) of the Credit Agreement, such Grantor shall not open or hold funds or other Collateral in any Deposit Account, Securities Account or Commodity Account (other than any Excluded Account) unless such Grantor has concurrently (or such later time as agreed to by the Administrative Agent in its sole discretion) (i) obtained a control agreement in favor of the Administrative Agent with respect to such Deposit Account, Securities Account or Commodity Account, in form and substance reasonably satisfactory to the Administrative Agent, or (ii) amended an existing control agreement such that the relevant Deposit Account, Securities Account or Commodity Account becomes subject to such control agreement, which amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.
(m)Inventory. Such Grantor shall not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to such Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, except (i) as set forth in Schedule 1, (ii) Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, in each case in the Ordinary Course and (iii) locations having Inventory with a fair market value of less than $1,000,000 per location and $5,000,000 in the aggregate for all locations, without in each case giving the Administrative Agent written notice thereof promptly (and, in any case, no later than the next Quarterly Reporting Date).

(n)Intellectual Property Collateral. Such Grantor shall:
(i)not allow any Intellectual Property Collateral to become abandoned, nor any registration thereof to be abandoned, terminated, forfeited, expired, cancelled or dedicated to the public, except for Intellectual Property Collateral (other than Material Intellectual Property) which, in the reasonable good faith determination of the Borrower, (A) is not material to the conduct of the business of the Borrower or any of its Subsidiaries and (B) in which such abandonment, termination, forfeiture, expiration, or cancellation is reasonable and appropriate in accordance with its prudent business judgment;
(ii)notify the Administrative Agent in writing promptly if such Grantor knows or has reason to know (A) that any material Intellectual Property Collateral may become abandoned, terminated, forfeited, expired or dedicated to the public, except for Intellectual Property Collateral (other than Material Intellectual Property) which, in the reasonable good faith determination of the Borrower, is not material to the conduct of the business of the Borrower or any of its Subsidiaries, or (B) of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any Governmental Authority of any other jurisdiction, but excluding Ordinary Course prosecution of pending applications included within Intellectual Property Collateral) regarding the Borrower’s or its applicable Subsidiaries’ ownership or control of any Intellectual Property Collateral, its right to register the same, or its right to keep and maintain the same.
(iii)(A) diligently prosecute all applications for Patents, Copyrights and Trademarks which constitute material Intellectual Property Collateral (including Material Intellectual Property), (B) timely file and prosecute any and all continuations, divisionals, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with such Grantor’s prudent business judgment, (C) promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Registered Intellectual Property Collateral, and (D) take all other commercially reasonable steps in accordance with such Grantor’s prudent business judgment to pursue the registration and maintenance of the Registered Intellectual Property Collateral; and
(iv)in the event that any Grantor knows or has reason to believe that any Intellectual Property Collateral has been infringed, misappropriated or otherwise violated by a third Person in any manner that would reasonably be expected to result in (A) a Material Adverse Change, or (B) a material adverse effect on any Product Commercialization and Development Activities with respect to [the Motiva Implants and/or the Products], such Grantor shall, in each case, promptly (and in any case within five (5) Business Days after obtaining knowledge thereof) notify the Administrative Agent in writing and shall, if consistent with its prudent business judgment, promptly take such commercially reasonable measures to cause a cessation of such infringement, misappropriation or other violation and to recover damages therefor.
(o)Notices, Reports and Information. Such Grantor will (i) no later than the next Quarterly Reporting Date following the occurrence thereof, (A) notify the Administrative Agent of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter of Credit Rights and (B) notify the Administrative Agent of any material Claim made or asserted against the Collateral by any Person and of any other event which could materially adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon and (ii) upon the reasonable request of the Administrative Agent, make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.
(p)Shareholder Agreements; Other Agreements.
(i)Such Grantor shall comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder.
(ii)Such Grantor will take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that: (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the NY UCC or any other applicable state’s Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Administrative Agent) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable Law. Additionally, such Grantor agrees that no such Partnership and LLC Collateral for which the issuer is a Subsidiary (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account.
(iii)Such Grantor shall not vote to enable or take any other action to: amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement or Organic Document in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Administrative Agent or the other Secured Parties or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.
Section 6Rights to Payment and Pledged Collateral.
(a)Collection of Rights to Payment. Until the Administrative Agent has given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights hereunder to collect any Rights to Payment of any Grantor, each such Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor in accordance with past business practices. At the request of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, all remittances received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).
(b)Pledged Collateral. Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 10, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent not prohibited under the Credit Agreement. At the request of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the sole and exclusive right and authority to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 6(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Following the occurrence and during the continuation of an Event of Default, any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, the Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, following prior written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.
(c)Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 10, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Administrative Agent and the other Secured Parties in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).
(d)Certain Other Administrative Matters. Upon the occurrence and during the continuation of an Event of Default and after the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 10, the Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6). Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to exchange uncertificated Pledged

Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.
Section 7Authorization; Agent Appointed Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:
(a)file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of, or provide notice of, the Administrative Agent’s Lien in the Collateral;
(b)take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;
(c)sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;
(d)notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;
(e)receive, open and dispose of all mail addressed to such Grantor;
(f)send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;
(g)contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;
(h)assert, adjust, sue for, compromise or release any claims under any policies of insurance;
(i)exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor maintained with the Administrative Agent, any Lender or any other bank, financial institution or other Person, in each case other than any Excluded Accounts;
(j)notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;
(k)execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use, transfer or otherwise exploit the Intellectual

Property Collateral and grant or issue any exclusive or non-exclusive License with respect to any Intellectual Property Collateral;
(l)ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;
(m)execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;
(n)execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor constituting Collateral and the Administrative Agent’s security interest therein;
(o)commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;
(p)settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and
(q)use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.
The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (q). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full. Each Grantor hereby ratifies, to the extent permitted by Law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.
Section 8Agent Performance of Grantor Obligations. Upon the occurrence and continuation of an Event of Default, the Administrative Agent shall have the right (but not any obligation) to perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Administrative Agent on demand for all documented out of pocket costs and expenses incurred by the Administrative Agent pursuant to this Section 8.

Section 9Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Without limiting the generality of the foregoing, nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature of sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Notwithstanding anything herein to the contrary, with the exception of any act or failure to act (in each case, with gross negligence or willful misconduct) to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent and its officers, directors, employees, agents or sub-agents shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.
Section 10Remedies.
(a)Remedies. Solely upon the occurrence and during the continuation of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, or any other Loan Document, all rights and remedies of a secured party under the NY UCC and other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that:
(i)The Administrative Agent may peaceably, with or without legal process and with or without notice, without liability for trespass enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine, and, generally, exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Law.
(ii)The Administrative Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.
(iii)The Administrative Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by assignment, license, sublicense (solely to the extent permitted by such applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.
(iv)The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).
(v)The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case other than Excluded Accounts.

(vi)The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale or at any broker’s board or any securities exchange, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided that such Grantor shall be credited with the net proceeds of a sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by Law. The Administrative Agent shall give such Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable Law. Such Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by Law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give each applicable Grantor not less than ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the NY UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, and by the Administrative Agent in its own right or by one or more agents or contractors, upon any premises owned, leased or occupied by any Grantor, the Administrative Agent or any such agent or contractor, and any such sale may include any other property, in each case, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations shall have been indefeasibly paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10(a) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions. Neither the Administrative Agent nor the Secured Parties shall be required to marshal any present or future Collateral or to resort to such Collateral in any particular order.

(vii)Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against such Grantor. Such Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations. The Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.
(b)License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, and solely upon, and during the continuance of, an Event of Default, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive, sublicensable, fully-paid up, royalty-free license or sublicense under the Intellectual Property Collateral for any purpose in connection with the Administrative Agent’s exercise of its rights and remedies hereunder, including to use, license or sublicense or grant a covenant not to assert or other similar right or immunity under any Intellectual Property Collateral, and permitting the Administrative Agent to access (and for the Administrative Agent to provide access to) all media in which any of the Intellectual Property Collateral may be recorded or stored and to all computer software and programs used in connection therewith; provided, however, that nothing in this Section 10(b) shall require a Grantor to grant such license or sublicense under any Intellectual Property Collateral that (i) violates the express terms of any Contract between a Grantor and a third party governing such

Grantor’s use of such Intellectual Property Collateral, or gives such third party any right of acceleration, modification or cancellation therein, in each case, subject to such Grantor’s use of its best efforts to obtain all requisite consents or approvals from such third party, or (ii) is prohibited by any applicable Law; provided, further, that such licenses or sublicenses to be granted hereunder with respect to Trademarks shall be subject to maintenance of quality standards with respect to the goods and services on which such Trademarks are used necessary to preserve the validity of such Trademarks. Notwithstanding anything to the contrary, any license or sublicense entered into by the Administrative Agent in accordance with this Section 10(b) shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.
(c)Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as an Event of Default has occurred and is continuing, the Administrative Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated Claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Law. Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, each Grantor irrevocably waives until the termination of this Agreement in accordance with Section 25 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.
(d)Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Section 4.01(b) of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the NY UCC or other applicable Law. Each Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.
Section 11Certain Waivers. Each Grantor waives, to the fullest extent permitted by Law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent or the other Secured Parties (w) to proceed against any Person, (x) to exhaust any other collateral or security for any of the Secured Obligations, (y) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (z) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all Claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

Section 12Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to any of the parties hereto, as specified in the Credit Agreement. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).
Section 13No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.
Section 14Costs and Expenses; Indemnification.
(a)Costs and Expenses. In addition to the payment and reimbursement obligations set forth in Section 14.03(a) of the Credit Agreement, each Grantor jointly and severally agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and any other Secured Party (including the fees and expenses of legal counsel; in connection with the enforcement or collection proceedings resulting from the occurrence of an Event of Default (A) in connection with this Agreement, including its rights under this Section 14, (B) subject to the limitations set forth in Section 14.03(a) of the Credit Agreement with respect to expenses incurred on or prior to the Closing Date, in connection with the Secured Obligations, including all such reasonable and documented out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement or in respect of the Secured Obligations, and including in or in connection with any Insolvency Proceeding, and (C) in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable and documented out of pocket expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and (ii) all reasonable and documented out of pocket title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Administrative Agent or any of its Affiliates in connection with this Agreement or the Collateral.
(b)Indemnification. Each Grantor, jointly and severally, hereby indemnifies each Indemnified Party pursuant to Section 14.03(b) of the Credit Agreement.
(c)Payment. All amounts due under this Section 14 shall be due payable within fifteen (15) Business Days of receipt of a reasonably detailed invoice.
(d)Interest. Any amounts payable to the Administrative Agent or any Secured Party under this Section 14 or otherwise under this Agreement if not paid upon the due date shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 3.02(b) of the Credit Agreement.
(e)Survival. The agreements in this Section 14 shall survive the termination of the Commitments and the repayment of all Secured Obligations.
Section 15Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Administrative Agent, each Secured Party, each Indemnified Party referred to in Section 14, and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or release with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereto. No Grantor shall assign or delegate this Agreement, any of its rights or obligations hereunder or any interest herein or in the Collateral (in each case, except as expressly contemplated by this Agreement or the Credit Agreement) without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.
Section 16Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
Section 17Submission to Jurisdiction.
(a)Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or any Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)Waiver of Venue. Each party hereto irrevocably waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by Law any Claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.
(c)Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the parties hereto to serve any process or summons in any manner permitted by any Law.

Section 18Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 19Entire Agreement; Amendment. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH GRANTOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.
Section 20Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
Section 21Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 22Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Section 14 thereof, such provisions are incorporated herein by this reference.
Section 23No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

Section 24Accession. At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 8.11(a) of the Credit Agreement, such Acceding Grantor shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Exhibit A (an “Accession Agreement”), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.
Section 25Termination. Upon the termination of the Commitments of the Lenders and payment in full of all Secured Obligations (other than any inchoate indemnification and expense reimbursement obligations for which no claim has been made), the security interests created by this Agreement shall automatically terminate and the Administrative Agent shall promptly execute and deliver to and authorize the filing by each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of all security interests given by such Grantor to the Administrative Agent hereunder and deliver to the Borrower, at the expense of the Borrower, any portion of the Collateral that is in possession of the Administrative Agent. Any execution and delivery of such documents pursuant to this Section 25 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 25.
Upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary Guarantor, such Grantor shall be automatically released from its obligations hereunder arising after the date on which such Grantor ceases to be a Subsidiary Guarantor and the security interests created hereunder in the Collateral of such Grantor shall be automatically released.
Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not another Grantor, the security interest in such Collateral shall be automatically released.
In addition, in connection with any Permitted Licenses, the Administrative Agent shall, at the request of any Grantor, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing, the Administrative Agent shall not be required to take any action under this Section 25 unless the applicable Grantor shall have delivered to the Administrative Agent together with such request, which may be incorporated into such request, a certificate of an authorized officer of the Borrower or such Grantor in form and substance reasonably satisfactory to the Administrative Agent which certifies that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was, or will concurrently with the release be, consummated in compliance with the Loan Documents.
Section 26Right of Set-Off. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 26 are in additional to other rights and remedies (including other rights of setoff) which such Secured Party may have.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
GRANTORS:

ESTABLISHMENT LABS HOLDINGS INC.
By:    s/ Juan José Chaćon Quirós
Name: Juan José Chaćon Quirós
Title: Chief Executive Officer

ESTABLISHMENT LABS SOCEIDAD ANONIMA
By:    s/ Juan José Chaćon Quirós
Name: Juan José Chaćon Quirós
Title: Secretary

EUROPEAN DISTRIBUTION CENTER MOTIVA BV
By:    s/ Juan José Chaćon Quirós
Name: Juan José Chaćon Quirós
Title: Director

ESTABLISHMENT LABS BRASIL PRODUTOS PARA SAÚDE LTDA.
By:    s/ Mariana De Castro Bonatto
Name: Mariana De Castro Bonatto Title: Director

JAMM TECHNOLOGIES, INC.
[Signature Page – Security Agreement]

By:    s/ Juan José Chaćon Quirós
Name: Juan José Chaćon Quirós
Title: Director

MOTIVA USA LLC
By:    s/ Juan José Chaćon Quirós
Name: Juan José Chaćon Quirós
Title: Director

[Signature Page – Security Agreement]

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC
By: Oaktree Capital Management, L.P.
Its: Managing Member
By:    s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Vice President
By:    s/ Maria Attarr
Name: Maria Attaar
Title: Vice President
[Signature Page – Security Agreement]

SCHEDULE 1
TO THE SECURITY AGREEMENT
1.Locations of Chief Executive Office and other Locations, including of Collateral
a.    Chief Executive Office and Principal Place of Business of each Grantor:

Name	Address

b.    Other locations where any Grantor conducts business or where Collateral is kept:

Name	Address

2.Jurisdiction of Organization or Incorporation of each Grantor

Name	Jurisdiction

3.Trade Names and Trade Styles of each Grantor; Other Corporate, Trade or Fictitious Names of each Grantor; Etc.

Name	Other Names	Period of Use

4.Deposit Accounts of each Grantor in which such Grantor customarily maintains an amount of at least $1,000,000, other than any Excluded Accounts.

Name and Address of Bank or Securities Intermediary	Type of Account	Account Number	Grantor Name

5.Investment Property of each Grantor

6.Instruments and Chattel Paper of each Grantor

7.Commercial Tort Claims of each Grantor

8.Inventory of each Grantor Stored with Warehousemen or on Leased Premises, Etc.

Name	Address	Brief Description of Location

9.Letter-of-Credit Rights of each Grantor (each having an undrawn face amount in excess of $1,000,000)

10.Pledged Debt Securities of each Grantor

SCHEDULE 2
TO THE SECURITY AGREEMENT
PATENTS
Issued Patents and Patent Applications of each Grantor

Title	Reg. #	Reg. Date	Appl. #	Appl. Date	Jurisdiction	Owner

Licenses of each Grantor Related to Patents

TRADEMARKS
Registered Trademarks and Trademark Applications of each Grantor

Mark/Application	Registration No.	Registration Date	Serial No.	Owner	Jurisdiction

Licenses of each Grantor Related to Trademarks
1.
COPYRIGHTS
Registered Copyrights and Pending Copyright Applications of each Grantor

Title	Reg. #	Issue Date	Jurisdiction	Owner

Licenses of each Grantor Related to Copyrights
1.

SCHEDULE 3
TO THE SECURITY AGREEMENT
PARTNERSHIP AND LLC COLLATERAL
Limited Liability Company Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

Partnership Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Type of Partnership Interest	Number of Units Held by Grantor	Percentage Ownership Interest

PLEDGED SHARES
Shares Held by each Grantor

Grantor	Name of Issuer of Pledged Shares	Certificate Number	Certificate Date	Percentage Ownership

4893-9436-2134 v.7

SCHEDULE 4
FINANCING STATEMENTS
[attached]

4893-9436-2134 v.7

EXHIBIT A
TO THE SECURITY AGREEMENT
FORM OF ACCESSION AGREEMENT
To:    OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent
Re:    ESTABLISHMENT LABS HOLDINGS INC., a BVI business company, as the Borrower
Ladies and Gentlemen:
This Accession Agreement is made and delivered as of [__________], 20[__] pursuant to Section 24 of that certain Security Agreement, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), between each Grantor party thereto (each a “Grantor” and collectively, the “Grantors”), and Oaktree Fund Administration, LLC (in such capacity, together with its successors and assigns, the “Administrative Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Credit Agreement (as defined in the Security Agreement), as the context may require.
The undersigned, ____________________ [insert name of Acceding Grantor], a __________ [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Secured Parties that it shall be a “Grantor” for all purposes of the Security Agreement effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as to the undersigned as of the date hereof after giving effect to the supplements set forth in the schedules attached hereto. The undersigned further represents and warrants to the Administrative Agent and the other Secured Parties that this Accession Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Grantor under, and to be bound in all respects by the terms of, the Security Agreement, including Section 5 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. The undersigned hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the undersigned’s right, title and interest in, to and under all of its personal property other than Excluded Assets, wherever located and whether now existing or owned or hereafter acquired or arising, including all Collateral, as security for the payment and performance of the Secured Obligations.
The undersigned agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Accession Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent, in accordance with the terms of the Security Agreement.
Schedules 1 through 3 to the Security Agreement are hereby amended by adding Schedules 1 through 3 attached hereto to the Security Agreement. [Attach hereto completed

Schedules 1 through 3 in the form of Schedules 1 through 3 attached to the Security Agreement.]
This Accession Agreement shall constitute a Loan Document under the Credit Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement as of the date first above written.
[ACCEDING GRANTOR]
By:
Name:
Title:
Address for Notices:
[___________________]
Attn:    [___________________]
Tel.:    [___________________]
Fax:    [___________________]
Email:    [___________________]

EXHIBIT B
TO THE SECURITY AGREEMENT
FORM OF PLEDGE SUPPLEMENT
To:    OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent
Re:    ESTABLISHMENT LABS HOLDINGS INC., a BVI business company, as the Borrower
Ladies and Gentlemen:
This Pledge Supplement (this “Pledge Supplement”) is made and delivered as of [__________], 20[__] pursuant to Section 3(i) of that certain Security Agreement, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), among each Grantor party thereto (each a “Grantor” and collectively, the “Grantors”), and Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Credit Agreement (as defined in the Security Agreement), as the context may require.
The __________ undersigned, ____________________ [insert __________ name __________ of __________ Grantor], a __________ [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned other than Excluded Assets, including the property described on the supplemental schedule attached hereto (such property, the “New Collateral”), shall be and become part of the Pledged Collateral and shall secure all Secured Obligations. The undersigned confirms that the representations and warranties set forth in Section 4(m) of the Security Agreement are true and correct as to the New Collateral as of the date hereof. The undersigned further represents and warrants to the Administrative Agent and the other Secured Parties that this Pledge Supplement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
The undersigned agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Pledge Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent, in accordance with the terms of the Security Agreement.
Schedule 3 to the Security Agreement is hereby amended by adding to such Schedule 3 the information set forth in the supplement attached hereto.
This Pledge Supplement shall constitute a Loan Document under the Credit Agreement. THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.
[     ]

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 3
TO THE SECURITY AGREEMENT
PARTNERSHIP AND LLC COLLATERAL
Limited Liability Company Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

Partnership Interests Constituting Collateral

Grantor	Name of Issuer of Interests	Type of Partnership Interest	Number of Units Held by Grantor	Date Units Issued to Grantor	Percentage Ownership Interest

PLEDGED SHARES
Pledged Shares Held by each Grantor

Grantor	Name of Issuer of Pledged Shares	Number and Class of Pledged Shares	Certificate Numbers	Certificate Dates	Percentage Ownership Interest

EXHIBIT C
TO THE SECURITY AGREEMENT
FORM OF COPYRIGHT SECURITY AGREEMENT
This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (“Copyright Security Agreement”), made by each of the signatories hereto (the “Copyright Grantors”), is in favor of Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Copyright Grantors are party to a Security Agreement dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Copyright Grantors are required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);
WHEREAS, pursuant to the terms of the Security Agreement, each Copyright Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Copyright Collateral (as defined below);
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Copyright Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a continuing and irrevocable security interest in and to all of the following intellectual property now owned or controlled, or at any time hereafter owned, controlled or acquired by such Copyright Grantor or in which such Copyright Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    all Copyrights owned or controlled by such Copyright Grantor, including, without limitation, the registered and applied-for Copyrights of such Copyright Grantor listed on Schedule 1 attached hereto;
(b)    to the extent not covered by clause (a), all income, royalties and other payments now or hereafter due and payable with respect to any of the foregoing;
(c)    to the extent not covered by clause (a), all causes of action for past, present or future infringement of any such Copyrights; and
(d)    all exclusive Licenses pursuant to which such Copyright Grantor receives rights in, to or under any Copyrights, including, without limitation, the Licenses listed on Schedule 1 attached hereto.
Notwithstanding the foregoing, the Copyright Collateral shall not include any Excluded Assets.

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Copyright Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern; and
Each Copyright Grantor hereby authorizes and requests that the Register of Copyrights record this Copyright Security Agreement.
THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Copyright Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.
[GRANTOR(S)]
By:
Name:
Title:
Address:

Accepted and Agreed:
OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent
By
Name:
Title:
By
Name:
Title:
Address:

Schedule 1
COPYRIGHTS
Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Owner

Exclusive Copyright Licenses

[●]

EXHIBIT D
TO THE SECURITY AGREEMENT
FORM OF TRADEMARK SECURITY AGREEMENT
This TRADEMARK SECURITY AGREEMENT, dated as of [_________], 20[__] (“Trademark Security Agreement”), made by each of the signatories hereto (the “Trademark Grantors”), is in favor of Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Trademark Grantors are party to a Security Agreement, dated as April 26, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Trademark Grantors are required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);
WHEREAS, pursuant to the terms of the Security Agreement, each Trademark Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Trademark Collateral (as defined below);
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Trademark Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a continuing and irrevocable security interest in and to all of the following intellectual property now owned, controlled or at any time hereafter owned, controlled or acquired by such Trademark Grantor or in which such Trademark Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    all Trademarks owned or controlled by such Trademark Grantor, including, without limitation, the registered and applied-for Trademarks of such Trademark Grantor listed on Schedule 1 attached hereto; provided, that no Lien or security interest is granted hereunder with respect to any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that, and only for so long as, the grant of a security interest therein would impair the validity or enforceability of, render void or voidable, or result in the cancellation of, such “intent-to-use” trademark or service mark application under federal law;
(b)    to the extent not covered by clause (a), all income, royalties and other payments now or hereafter due and payable with respect to any of the foregoing;
(c)    to the extent not covered by clause (a), all goodwill of the businesses with which the Trademarks are associated; and

(d)    to the extent not covered by clause (a), all causes of action for past, present, or future infringement of any such Trademarks or unfair competition regarding the same.
Notwithstanding the foregoing, the Trademark Collateral shall not include any Excluded Assets.
The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Trademark Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
Each Trademark Grantor hereby authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.
THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Trademark Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.
[GRANTOR(S)]
By:
Name:
Title:
Address:

Accepted and Agreed:
OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent
By
Name:
Title:
By
Name:
Title:
Address:

Schedule 1
TRADEMARKS
Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

EXHIBIT E
TO THE SECURITY AGREEMENT
FORM OF PATENT SECURITY AGREEMENT
This PATENT SECURITY AGREEMENT, dated as of [__________], 20[ ] (“Patent Security Agreement”), made by each of the signatories hereto (the “Patent Grantors”), is in favor of Oaktree Fund Administration, LLC, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Patent Grantors are party to a Security Agreement dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Patent Grantors are required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);
WHEREAS, pursuant to the terms of the Security Agreement, each Patent Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Patent Collateral (as defined below);
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Patent Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a continuing and irrevocable security interest in and to all of the following intellectual property now owned or controlled or at any time hereafter owned, controlled or acquired by such Patent Grantor or in which such Patent Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:
(a)    all Patents owned or controlled by such Patent Grantor, including, without limitation, the registered and applied-for Patents of such Patent Grantor listed on Schedule 1 attached hereto;
(b)    to the extent not covered by clause (a), all income, royalties and other payments now or hereafter due and payable with respect to any of the foregoing; and
(c)    to the extent not covered by clause (a), all causes of action for past, present or future infringement of any such Patents.
Notwithstanding the foregoing, the Patent Collateral shall not include any Excluded Assets.
The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Patent Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Patent Grantor hereby authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.
THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Patent Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.
[GRANTOR(S)]
By:
Name:
Title:
Address:

Accepted and Agreed:
OAKTREE FUND ADMINISTRATION, LLC, as the Administrative Agent
By
Name:
Title:
By
Name:
Title:
Address:

Schedule 1
PATENTS
Patents and Patent Applications

Patent	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

EXHIBIT F
TO THE SECURITY AGREEMENT
FORM OF BAILEE LETTER1
[INSERT DATE]
To:    [INSERT NAME AND ADDRESS OF BAILEE]

Re:    [INSERT NAME OF RELEVANT OBLIGOR]
Ladies and Gentlemen:
We are the agent for certain lending institutions that are making or have made certain credit extensions to [Establishment Labs Holdings Inc. (the “Company”)]2 [[•], the [direct] [indirect] subsidiary of Establishment Labs Holdings Inc. (the “Company”), and the Company has provided a guaranty thereof].3 The Company has entered into (i) that certain Credit Agreement and Guaranty, dated as of April 26, 2022, among the Company, as borrower, the Subsidiary Guarantors from time to time party thereto, the Lender and ourselves, as Administrative Agent (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain Security Agreement, dated as of April 26, 2022 among the Company, as borrower, the other Grantors from time to time party thereto [including the Company], and ourselves, as Administrative Agent (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”).
Pursuant to the Security Agreement, we have obtained a continuing security interest in all of the Company’s personal property other than Excluded Assets (the “Collateral”), until all Obligations have been paid in full indefeasibly in cash and the Commitment under the Credit Agreement has been terminated (the capitalized terms used above but not defined shall have the definition provided in the Credit Agreement).
We understand that the Company has made arrangements with you to locate from time to time certain Collateral at the location(s) described in Annex A hereto (the “Premises”). (The agreement between you and the Company governing the location of the Collateral at the Premises shall be hereinafter referred to as the “Agreement.”)
Because Collateral will be located at the Premises, we will require certain agreements and acknowledgments from you. Accordingly, we would appreciate your execution of this letter.
By your signature below you acknowledge notice of our security interest in the Collateral.
This letter will also confirm your agreement to the following:
1 NTD: This Form Bailee Letter shall be applicable only for locations in the US.
2 NTD: Insert if Obligor is Establishment Labs Holdings Inc.
3 NTD: Insert if Obligor is a Subsidiary Guarantor.

The Collateral located at the Premises will be and remain personal property of the Company, and such Collateral will not be deemed a fixture or part of the Premises even if the Collateral may be affixed to or placed in, or about the Premises.
Until such time as the security interests in the Collateral granted to us by the Company have been terminated, you hereby waive and release in favor of us: (a) any liens on, claims to, or interest in the Collateral and the proceeds thereof and agree not to assert any claim against the Collateral or proceeds thereof and (b) any and all other interests or claims of every nature whatsoever which you may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due or to become due to you.
You will allow us, or our auditors or other agents or representatives, reasonable access to the Premises from time to time to inspect the Collateral in accordance with the Credit Agreement.
In the event that the Company defaults in its obligations under the Agreement or abandons or surrenders the Premises, or you desire or elect to terminate or exercise remedies under the Agreement for any reason, you will provide notice to us in writing of this fact, at the address provided beneath our signature block, prior to your terminating or exercising remedies under the Agreement and retaking possession of the Premises. In such event, you will allow us, at our option, 30 days from our receipt of such notice in which to cure or request the Company to cure such default. If any order or injunction is issued or stay granted that prohibits us from exercising any of our rights hereunder, then the period to exercise our rights shall be stayed during the period of such prohibition and shall continue thereafter for the greater of (a) the number of days remaining in the initial period or (b) thirty (30) days.
Upon our request, you will grant us, or our agents or representatives on our behalf, access to the Premises at reasonable times and upon reasonable prior notice so that we may preserve, protect and enforce our security interests. In such event you will allow us, or our agents or representatives on our behalf, access to the Premises to assemble, appraise, repair, service and maintain the Collateral, to show the Collateral to potential purchasers or lessees, to prepare the Collateral for removal for return to us or for other sale or disposition and to remove the Collateral from the Premises. At your option, you may elect to have an agent accompany us or our agents or representatives while on the Premises; provided that your failure to have your agent accompany us or our agents or representatives will not in any way limit our right to enter upon the Premises. While on the Premises, we will use reasonable efforts so as not to disturb any other tenant, occupant or you. We will reimburse you for, or repair, at our cost, any damage to the Premises caused by the removal of the Collateral or otherwise caused by us or our agents or representatives during our possession of the Premises.
You will permit us to remain on the Premises for a period of up to 30 days following receipt by us of written notice from you that you are in possession and control of the Premises, have terminated the Agreement and are directing removal of the Collateral. Any extensions of the foregoing period shall be with your written consent.
Nothing herein contained will be deemed to make us a tenant at the Premises, or be deemed to delegate any duties or obligations to us under the Agreement or constitute any assumption thereof by us of any unperformed or unpaid obligations of the Company under the Agreement. This letter and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this letter will be governed and controlled by, and interpreted under, the laws of the State of New York.

You will notify any purchaser or successor owner or landlord of the Premises of the existence of this letter, which will be binding upon your executors, administrators, successors, transferees or assignees.
This letter may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by facsimile shall be equally as effective as delivery of a manually executed counterpart of this letter.
[Remainder of page intentionally left blank]

Very truly yours,

OAKTREE FUND ADMINISTRATION, LLC
By:
Name:
Title:
By:
Name:
Title:
Address:
Accepted and approved:
[BAILEE’S NAME]
By
Name:
Title:
Address for Notices:
[        ]
[        ]
Attn:    [    ]
Tel.:    [    ]
Fax:    [    ]
Email: [    ]
Acknowledged and agreed to:
[COMPANY’S NAME]
By
Name:
Title: